Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 21, 2019, with respect to the consolidated financial statements of OHA Investment Corporation included in the Current Report (Form 8-K/A No. 814-00735) of Portman Ridge Finance Corporation.

/s/ Ernst & Young LLP

Dallas, Texas

March 3, 2020